Third Quarter 2015 Results October 23, 2015 10:00 AM ET Dial In Number 877-407-8293 Domestic 201-689-8349 International Webcast at www.altramotion.com Replay Through October 30, 2015 877-660-6853 Domestic 201-612-7415 International Conference ID: # 13622162 Webcast Replay at www.altramotion.com

Safe Harbor Statement Cautionary Statement Regarding Forward Looking Statements All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the Company's progress on corporate initiatives, the Company's views and assessment of economic conditions, foreign currency trends, end market conditions and industrial demand, the Company’s progress on executing its acquisition and organic growth strategies and new product development, the Company’s progress on implementing profit improvement initiatives, the Company's progress and fu ture plans on implementing and pursuing consolidation and cost reduction activities, the impact and timing of the Company's Business Simplification Plan and other potential cost management and restructuring activities on earnings, margins and shareholder value, the Company's unaudited 2015 financial information, and the Company's guidance for full year 2015. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg and Guardian acquisitions and integration and other acquisitions, (24) risks associated with the Company's investment in a manufacturing facility in China, (25) risks associated with certain minimum purchase agreements we have with suppliers, (26) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (27) risks associated with interest rate swap contracts, (28) risks associated with the potential dilution of our common stock as a result of our convertible notes, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, and (32) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. 1

Third Quarter 2015 Highlights • Revenues decreased 9.6% from the third quarter of 2014, primarily from foreign exchange (5.7% FX and 3.9% Organic) • Non-GAAP earnings were $11.3 million, or $0.43 per diluted share, during the quarter * • Strong free cash flow of $27.7 million* • Amended and extended credit facility 2

Segments Realigned

- Combines former Heavy Duty & Overrunning Clutch Brake Group with Couplings and TB Wood's to form the new Couplings, Clutches & Brakes segment
- Aligns segments to core end markets and creates synergistic opportunities within and across segments
- Simplifies organizational structure, improves efficiency

	Couplings, Clutches & Brakes (CCB)	Electric Clutches & Brakes (ECB)	Gearing
Key End Markets	• Oil & Gas • Renewable Energy • Metals & Mining • Aerospace	• Turf & Garden • Farm & Ag • Forklift & Elevator • Motion Control	• Food Processing • Material Handling • Metals • Transportation
Core Products	• Couplings • Heavy Duty CB • Overrunning Clutches • Belted Drives	• Electromagnetic Clutches & Brakes • Linear Actuators	• Gear Motors • Gear Drives • Bearing Assemblies
Percent of 2014 Revenues	CCB 47%	ECB 27%	Gearing 26%

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End Market Review • Sales at Distribution were down sequentially and year over year due to further erosion in oil and gas and metals market • Turf and Garden sales were up strongly compared to a year ago • Ag market down sharply in 2015 • Oil and gas down as expected year to date • Alternative energy was up modestly during the quarter • Metals weakened during the quarter and was off substantially from a year ago • Mining was down year over year, but grew sequentially • Aerospace and Defense essentially flat 4

Q3 2015 Financial Highlights 5 Q3 2015 Q3 2014 $ Change % Change Net Sales $183.1 $202.5 ($19.4) -10% Gross Profit $55.8 $62.3 ($6.5) -10% % of Revenues 30.5% 30.8% SG&A $34.3 $39.1 ($4.8) -12% % of Revenues 18.7% 19.3% Income from operations $16.7 $17.8 ($1.1) -6% % of Revenues 9.1% 8.8% Net Income $10.2 $6.9 $3.3 48% % of Revenues 5.6% 3.4% Earnings Per Share: Diluted $0.39 $0.25 $0.14 56% Non-GAAP Diluted * $0.43 $0.45 ($0.02) -4% Weighted Average Common Shares Outstanding: Diluted 26,145 27,334 (1,189) -4% ($ millions)

Selected Segment Data 6 Third Quarter Q3 2015 Q3 2014 Diff Q3 2015 Q3 2014 Diff Q3 2015 Q3 2014 Diff Net Sales $85.8 $100.4 ($14.6) $50.4 $49.8 $0.6 $48.8 $54.0 ($5.2) Income From Operations $8.9 $13.1 ($4.2) $4.8 $4.1 $0.7 $6.2 $6.6 ($0.4) % of Net Sales 10.4% 13.0% 9.5% 8.2% 12.7% 12.2% Year-to-Date YTD 2015 YTD 2014 Diff YTD 2015 YTD 2014 Diff YTD 2015 YTD 2014 Diff Net Sales $265.2 $298.6 ($33.4) $166.3 $169.6 ($3.3) $147.6 $165.5 ($17.9) Income From Operations $29.7 $35.1 ($5.4) $16.3 $18.2 ($1.9) $17.0 $18.7 ($1.7) % of Net Sales 11.2% 11.8% 9.8% 10.7% 11.5% 11.3% $ Millions Couplings, Clutches & Brakes (CCB) Electric Clutches & Brakes (ECB) Gearing

Balance Sheet Highlights • Extended and amended credit facility through 2020 • Total Debt less Cash decreased by approximately $21.9 7 Balance Sheet Highlights (amounts in millions) Q3 2015 Q3 2014 Cash $49.6 $43.0 Total Debt $249.9 $265.2 Total Debt less Cash $200.3 44.7% $222.2 45.3% Shareholders' Equity $248.1 55.3% $268.3 54.7% Shareholders' Equity plus Debt, less Cash $448.4 100.0% $490.5 100.0% Total Debt Less Cash 44.7% Shareholders' Equity 55.3%

Strong Cash Flow Performance • Despite declining sales, operating cash flow increased to over $63 million YTD • Free cash flow increased nearly $28 million during the quarter * • Fourteenth consecutive dividend paid • Stock Buyback accelerated to $6.3 million, or approximately 254,000 shares 8 ($ Millions) Q3 YTD 2015 Q3 YTD 2014 Operating Cash-flow $63.5 $62.0 Less Capex ($19.2) ($16.5) Free Cash Flow* $44.3 $45.5 Free cash flow % of Net Income 152% 146% Depreciation and Amortization $22.7 $24.1 $44 $44 $45 $45 $46 $46 Q3 2015 YTD Q3 2014 YTD FCF ($ M illio ns) Free Cash Flow*

Revised 2015 Guidance • $745 - $755 Million in sales • $1.60 - $1.68 Non-GAAP diluted earnings per share * • $24 - $26 Million in capital expenditures • $30 - $31 Million in depreciation and amortization • Tax rate approximately 29% - 31% before discrete items 9

Business Simplification On Track 10 Long Term Objective YTD Results Current Status Operational Improvements Reduce the number of facilities by 20% to 30% • Restructuring and cost reductions have improved margins • Bauer improvement is on track • Facility consolidations are on track Strategic Pricing Operating profit improvement of 150 bps • Approximately 50 bps improvement as planned • Pricing environment is becoming more challenging Supply Chain Management Implement hybrid SCM structure to reduce material spend • Training curriculum substantially complete and first course to begin in November • Significant material savings impacted P&L in Q3 SAP Deployment Entire organization on the same instance of SAP • Next phase of implementation to begin in second half of 2016 Revenue Growth Growth in excess of GDP • Key end market decline and FX rate headwinds overwhelm continued success in marketplace Lean Market leader for lead time and on time delivery Market leader for innovative solution responsiveness • Model Value Stream results are meeting expectations

Upcoming Calendar Events • Upcoming Industrial Conferences include: • Baird 2015 Industrial Conference, Chicago, IL, November 11, 2015 • Stephens, 2015 Fall Investment Conference, New York, NY, November 10, 2015 Investor Relations Contact Information: Christian Storch Chief Financial Officer christian.storch@altramotion.com 781-917-0541 11

Discussion of Non-GAAP Measures * As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP gross profit calculated using gross profit that excludes income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories. Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP gross profit, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. 12

Appendix
Non-GAAP Measures *

Altra Industrial Motion

Non-GAAP Net Income
(amounts in millions)

	Q3 2015		Q3 2014	
Reported Net Income	$10.2		$6.9	
Restructuring Costs	0.7		1.6	
Amortization of inventory fair value adjustment	-		0.1	
European workers compensation claim	-		0.4	
Supplier warranty provision	2.1		-	
Acquisition related expenses	0.1		0.0	
Tax impact of above adjustments	(0.8)		(0.6)	
Tax impact of foreign reorganization	(0.9)	(1)	3.8	(2)
Non-GAAP net income	11.3		12.2	
Non-GAAP diluted earnings per share	$0.43		$0.45	

(1) tax impact is calculated by multiplying the estimated effective tax rate, 29.6% by the above items

(2) tax impact is calculated by multiplying the estimated effective tax rate, 27.8% by the above items

Non-GAAP Operating Income
(amounts in millions)

	Q3 2015	Q3 2014
Reported Income from Operations	$16.7	$17.8
Restructuring Costs	0.7	1.6
Amortization of inventory fair value adjustment	-	0.1
European workers compensation claim	-	0.4
Supplier warranty provision	2.1	-
Acquisition related expenses	0.1	0.0
Non-GAAP income from operations	$19.5	$19.9

Non-GAAP Gross Profit
(amounts in millions)

	Q3 2015	Q3 2014
Reported Gross Profit	$55.8	$62.3
Amortization of inventory fair value adjustment	-	0.1
Supplier warranty provision	2.1	-
Non-GAAP income from operations	$57.9	$62.4

Operating Working Capital
(amounts in millions)

	Q3 2015	Q3 2014
Accounts Receivable	$104.4	$117.9
Inventories	126.0	135.4
Accounts Payable	(46.6)	(43.9)
Operating Working Capital	$183.8	$209.4

Free Cash Flow
(amounts in millions)

	Q3 2015 YTD	Q3 2014 YTD	Q3 2015	Q3 2014
Operating Cash Flow	$63.5	$62.0	$33.4	$24.3
Less Capex	(19.2)	(16.5)	(5.7)	(5.6)
Free Cash Flow	$44.3	$45.5	$27.7	$18.7

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